Exhibit 4.1

YS RE RAF I LLC

A Delaware Limited Liability Company

SUBSCRIPTION AGREEMENT

THE COMMON SHARES (“SHARES”), WHICH REPRESENT LIMITED LIABILITY COMPANY INTERESTS, OFFERED BY THE COMPANY SUBJECT TO THIS SUBSCRIPTION AGREEMENT (THIS “SUBSCRIPTION AGREEMENT”) ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME IN: (A) THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THE ACT; OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED; OR (B) A MANNER INCONSISTENT WITH THE TERMS OF THE SHARES OR THE OPERATING AGREEMENT (DEFINED BELOW), ALL OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. ANY CAPITALIZED OR DEFINED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANING GIVEN TO SUCH TERMS IN THE OFFERING CIRCULAR WITH FILE NUMBER (____-_________) QUALIFIED BY THE SEC ON [_____], AS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “OFFERING CIRCULAR”) OR THE OPERATING AGREEMENT.

1.            Subscription. By executing this Subscription Agreement electronically, the undersigned purchaser (the “Purchaser”) hereby agrees to and acknowledges the following:

(a)	The Purchaser is hereby making a binding subscription to become a holder of common shares (“Shares”), which represent limited liability company interests in YS RE RAF I LLC, a limited liability company formed in Delaware (the “Company”) for the aggregate U.S. dollar subscription commitment (the “Subscription Commitment”) purchase amount elected by the Purchaser on YieldStreet Inc.’s online platform at www.yieldstreet.com (the “Platform”) (as will be reflected on the Purchaser’s signature page of this Subscription Agreement) and on the terms and conditions set out in this Subscription Agreement and in the Operating Agreement of the Company, as may be amended, restated, supplemented, or otherwise modified from time to time (the “Operating Agreement”).

(b)	The Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. This subscription shall be binding on the Purchaser’s heirs, executors, administrators, successors and assigns. This subscription is not transferable or assignable by the Purchaser, except as is provided in this Subscription Agreement.

(c)	YieldStreet Management, LLC, which is the manager of the Company, or any successor thereto (the “Manager”), will notify the Purchaser whether and in what amount its subscription for the Shares has been accepted. The Manager has the right, in its sole and absolute discretion, to reject the Purchaser’s entire subscription for the Shares, or just a part of it, at any time prior to the date the Purchaser is admitted as a member of the Company, even if the Purchaser has executed this Subscription Agreement. If this subscription is rejected, the Purchaser’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Company only upon its acceptance of the same. Purchaser agrees that it shall notify the Company immediately of any material change in any representation, warranty or statement made in this Subscription Agreement before acceptance by the Company of this subscription.

(d)	The Purchaser acknowledges and agrees that any ACH payments initiated by the Purchaser or on its behalf pursuant to this Subscription Agreement are irrevocable and non-refundable on and after the date on which the Purchaser is allocated any Shares, and the Purchaser hereby agrees to waive its rights effective on and after such allocation of Shares (i) to rescind or stop payment pursuant to Sections 3.7 and 3.11.2 of the 2018 NACHA Operating Rules, and (ii) to rescind payment under Section 1005 of Federal Regulation E, in each case to the extent permitted by applicable law.

(e)	Neither the execution nor the acceptance of this Subscription Agreement will render the Purchaser the holder of Shares of, or an owner or creditor of the Company. This Subscription Agreement is only an agreement to purchase the Shares on a when-issued basis; and the Purchaser will become a holder of Shares in the Company only after (i) the Purchaser’s funds are duly transferred to the Company’s main operating account, (ii) the Purchaser’s funds have cleared, (iii) the Purchaser is admitted as a member of the Company. Until such time, the Purchaser shall have only those rights as may be set forth in this Subscription Agreement.

(f)	Subject to the Purchaser’s admission as a member of the Company by the Manager, the Purchaser adopts, accepts and agrees to be bound by the terms and conditions of the Operating Agreement.

(g)	The Shares are being offered to and may be purchased only by (i) Accredited Investors, as defined in Rule 501(a) of Regulation D as promulgated under the Act (each, an “Accredited Investor”), and (ii) all other investors, so long as, for non-Accredited Investors, their investment in Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets (for non-natural persons). Purchaser acknowledges and understands that the Purchaser must satisfy the conditions set forth in either of subsections (i) or (ii) above in order to purchase the Shares, and that the Company will rely upon the information provided in this Subscription Agreement to verify that the Purchaser satisfies the conditions set forth in either of subsections (i) or (ii) above.

(h)	The Purchaser understands that the Shares will be recorded and maintained by DST Asset Manager Solutions, Inc., or any successor thereto appointed by the Company, in its capacity as Transfer Agent, and that the Company will not issue physical certificates for the Shares.

(i)	The Purchaser has reviewed and understands the fees that may be charged by the Company and its affiliates in connection with the Purchaser’s acquisition and ownership of the Shares, including but not limited to the Management Fees (as such term is defined in the Offering Circular). The Purchaser hereby agrees to pay such fees in accordance with the terms of the Operating Agreement.

2.            Representations, Warranties and Agreements by the Purchaser. By executing this Subscription Agreement, the Purchaser is making the following representations, warranties and agreements to the Company and the Manager and that such representations, warranties and agreements are true as of the date of its execution of this Subscription Agreement, will be true on the date the Purchaser is admitted as a member of the Company:

(a)	Purchaser has received and carefully read and understood the Offering Circular and the Operating Agreement, and (i) understands the investment objectives and policies of the Company, and (ii) is thoroughly familiar with the proposed business, operations and financial condition of the Company. Purchaser has relied solely upon the Offering Circular and the Operating Agreement and independent investigations made by Purchaser or Purchaser’s representative with respect to its investment in the Shares.

(b)	In considering its investment in the Company, Purchaser has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company, or any affiliate thereof, or the Manager, or any director, manager, officer, equity holder, employee, agent, or counsel, or any representative or any representative of any of the foregoing, other than as specifically set forth in the Offering Circular and the Operating Agreement. Purchaser understands and acknowledges that neither the Company nor any other person or entity has made any representation, warranty or guaranty with respect to the return of Purchaser’s Subscription Commitment, or payments in respect thereof, with respect to any Shares purchased hereunder.

(c)	Purchaser understands that the Company has limited financial and operating history. Purchaser has been furnished with such financial and other information concerning the Company, its management, and its business, as Purchaser considers necessary in connection with its investment in the Shares. Purchaser has been given the opportunity (i) to ask questions of, and receive answers from, the Company and the Manager concerning the terms and conditions of the offering of Shares and other matters pertaining to an investment in the Company, and (ii) to obtain any additional information that the Company and Manager can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of Purchaser’s investment.

(d)	Purchaser is acquiring Shares in the Company for Purchaser’s own account (or for a trust if Purchaser is a trustee) solely for investment purposes and not with a view or intention to resell or distribute the same. Purchaser has no present intention, agreement, or arrangement to divide Purchaser’s acquisition with others or to resell, assign, transfer, or otherwise dispose of all or part of the Shares.

(e)	Purchaser or Purchaser’s investment advisors have such knowledge and experience in financial and business matters that will enable Purchaser to utilize the information made available to evaluate the merits and risks of the prospective purchase of Shares in the Company and to make an informed investment decision with respect thereto. Purchaser has been advised to consult Purchaser’s own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of investing in the Shares offered by the Company.

(f)	Purchaser acknowledges and agrees that neither the Company nor the Manager is acting as Purchaser’s agent, advisor or fiduciary in connection with Purchaser’s purchase of the Shares, and has not provided Purchaser with any legal, accounting, regulatory or tax advice with respect to the Shares.

(g)	Purchaser has carefully considered the suitability of an investment in the Shares in the Company and, if necessary, discussed the same with his/her/its legal, tax, accounting and financial advisers in light of Purchaser’s particular tax and financial situation, and Purchaser has determined that an investment in the Shares is a suitable investment for Purchaser. Purchaser acknowledges that no federal or state agencies have made any finding or determination as to the fairness or advisability of an investment in the Shares.

(h)	Purchaser has carefully reviewed and understands the terms and conditions of the Operating Agreement and the risks of investing in the Shares, including those set forth in the Offering Circular (including, without limitation, all RISK FACTORS set forth in the Offering Circular). Purchaser has carefully evaluated Purchaser’s financial resources and investment position and acknowledges that Purchaser is able to bear the economic risks of this investment. Purchaser further acknowledges that Purchaser’s financial condition is such that Purchaser is not under any present necessity or constraint to dispose of the Shares to satisfy any existent or contemplated debt or undertaking. Purchaser has adequate means of providing for Purchaser’s current needs and possible contingencies, has no need for liquidity in this investment in the Shares, and is able to bear the economic risk of an investment in the Shares for an indefinite period of time, including a complete loss of Purchaser’s investment.

(i)	Purchaser has been advised that the Company will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), in reliance upon the exemptions contained in either 3(c)(5)(c) of that Act or because under 3(a)(1) of that Act, the Company is not deemed to be an “investment company”. Purchaser agrees to take no action that could result in the Company or Manager being deemed in violation of the Act or the Investment Company Act.

(j)	All information which Purchaser has furnished in this Subscription Agreement concerning Purchaser, Purchaser’s financial position, and Purchaser’s knowledge of financial and business matters is correct, current, and complete. In addition, any financial and other information the Purchaser has provided to the Manager and Company on the Platform (or otherwise) is true, complete and accurate and does not contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein not misleading.

(k)	Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification made by Purchaser as to its eligibility to purchase Shares made on the Platform and in Section 3 hereof. Purchaser further understands and agrees that the Company and Manager may request to be shown, in confidence, documentation reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s eligibility to purchase Shares. The Purchaser is required to fully cooperate with any such requests before being permitted to invest in the Shares, and expressly and irrevocably consents and authorizes the Company to utilize any reasonable means of verifying the Purchaser’s eligibility to purchase Shares. The Manager reserves the right to refuse to accept any subscription as to which the Manager is not reasonably satisfied that the Purchaser is eligible hereunder to purchase Shares.

(l)	If the Purchaser is an entity, it is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and the execution, delivery and performance by it of this Subscription Agreement and the Operating Agreement is within its powers, has been duly authorized by all necessary corporate or other action on its behalf, requires no action by or in respect of, or filing with, any governmental or regulatory entity, and does not and will not contravene, or constitute a default under, any provision of applicable law or of its organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which the Purchaser is a party or by which the Purchaser or any of its properties is bound. This Subscription Agreement constitutes, and if the Purchaser is accepted as a member of the Company, the Operating Agreement will constitute, a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights, and subject, as to enforceability, to the effect of general principles of equity.

(m)	If the Purchaser is an individual, the execution, delivery and performance of this Subscription Agreement is within the Purchaser’s legal right, power and capacity, requires no action by or in respect of, or filing with, any governmental or regulatory entity, and does not and will not contravene, or constitute a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument to which Purchaser is a party or by which Purchaser or any of its property is bound. This Subscription Agreement constitutes, and if the Purchaser is accepted as a member of the Company, the Operating Agreement will constitute, a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights, and subject, as to enforceability, to the effect of general principles of equity.

(n)	Without derogating from the provisions of Section 3 hereof, the Purchaser is not (i) an “investment company” within the meaning of the Investment Company Act, (ii) a “business development company” within the meaning of the Investment Advisers Act of 1940 (the “Investment Advisers Act”), as amended, or (iii) a foreign investment company that is not required to register as an “investment company” under Section 7(d) of the Investment Company Act.

(o)	The Purchaser is not (unless it has otherwise so disclosed in writing to the Manager and Company) (i) an “employee benefit plan” subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations issued by the U.S. Department of Labor, (iii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iv) investing assets allocated to an insurance company general or separate account in which an entity described in any of clauses (i), (ii) or (iii) has an interest. A member of the Company described in any of clauses (i), (ii), (iii) or (iv) of this Section is referred to as an “ERISA Member”.

(p)	If the Purchaser is an ERISA Member, then (i) it has been informed of and understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Company; (ii) it is aware of the provisions of Section 404 of ERISA relating to fiduciary duties, including the requirement for diversifying the investments of an employee benefit plan subject to ERISA; (iii) it has given appropriate consideration to the facts and circumstances relevant to the investment by such ERISA Member in the Company and has determined that such investment is reasonably designed, as part of such ERISA Member’s portfolio of investments, to further the purposes of the relevant plan(s); (iv) its investment in the Company is consistent with the requirements of Section 404 of ERISA; (v) it understands that current income will not be a primary objective, of the Company; (vi) its acquisition of Shares is not a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); (vii) its investment in the Company is permissible under the documents governing the investment of its plan assets and under ERISA; (viii) it has delivered to the Company and Manager a list of each “party in interest” and “disqualified person” (as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively) with respect to such ERISA Member, and such other information and documents as the Company and Manager has reasonably requested in order to perform its duties in accordance with ERISA and the Code and it agrees to promptly notify the Company and Manager in writing of any change in any of the foregoing; and (ix) it has not relied on the Company, the Manager or any of their respective affiliates for any evaluation or other investment advice in respect of the advisability of an investment in the Company in light of the plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets.

(q)	By executing this Subscription Agreement Purchaser certifies that the social security or taxpayer identification number that Purchaser provided to the Company and/or Manager when Purchaser initially set up its investment account on the Platform is accurate and that Purchaser is not subject to backup withholding because (i) Purchaser is exempt from backup withholding and (ii) Purchaser has not been notified by the Internal Revenue Service that it is subject to backup withholding as a result of a failure to report all interest or dividends (or, if Purchaser has been so notified, the Internal Revenue Service has subsequently notified Purchaser that it is no longer subject to backup withholding).

(r)	Neither Purchaser, nor, if Purchaser is an entity, any of Purchaser’s beneficial owners, principals, or affiliates, if any, is in violation of any applicable United States federal, state or local laws designed to combat money laundering, terrorism financing and similar illegal activities, including Executive Order No. 13224 on Terrorist Financing, effective September 4, 2001(the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”). Purchaser agrees that it shall, upon request by the Manager and/or Company, provide any and all additional information deemed reasonably necessary to ensure compliance with all applicable laws concerning money laundering, terrorism financing and similar illegal activities.

(s)	Neither the Purchaser, nor, if the Purchaser is an entity, any of Purchaser’s beneficial owners, appears on the list of Specially Designated Nationals and Blocked Persons of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), nor is Purchaser otherwise a party with which the Company is prohibited from dealing or otherwise engaging in any transaction under the laws of the United States, including the Executive Order and the Patriot Act. The monies used to fund the investment in the Shares are not derived from or related in any way to the governments of, or persons within any country (i) under a U.S. embargo enforced by OFAC, (ii) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering, or (iii) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.”

(t)	PURCHASER ACKNOWLEDGES THAT AN INVESTMENT IN THE SHARES WILL INVOLVE SIGNIFICANT RISKS, AND THAT PURCHASER HAS THE FINANCIAL ABILITY AND WILLINGNESS TO ACCEPT SUCH RISKS, INCLUDING, WITHOUT LIMITATION, THE RISK OF LOSING PURCHASER’S ENTIRE INVESTMENT. FURTHER, PURCHASER ACKNOWLEDGES THAT THERE IS NO PUBLIC MARKET FOR THE SHARES AND AS SUCH PURCHASER CAN AFFORD A TOTAL LACK OF LIQUIDITY WITH RESPECT TO PURCHASER’S INVESTMENT.

(u)	Consent to Electronic Delivery of Certain Communication.

1.	By executing this Subscription Agreement electronically, Purchaser affirms that it has read and consents to the Terms of Use and the Privacy Policy for use of the Platform, which includes the Privacy Policy in connection with the Company and/or Manager’s collection and maintenance of Purchaser’s (or Purchaser’s beneficial owners’) non-public personal information and which Privacy Policy is provided on behalf of the Company. Furthermore, the Purchaser hereby (i) requests and agrees, to the extent permitted by applicable law, that the Company and/or Manager may provide electronically any required annual privacy notice or any updates to the Privacy Policy relating to the Platform and the Company or any other information regarding the collection and maintenance of Purchaser’s personal information received through the Platform, and (ii) to the extent permitted under applicable law, agrees to transact business with the Company and Manager and receive communications relating to the Shares (including the Offering Circular, Form 1099-DIV and other information) (collectively, the “Documents”) electronically.

2. Medium of Delivery. The Company, the Manager and/or their affiliates (including any sub-administrators) may deliver Documents electronically via e-mail or any secure internet site. It is the Purchaser’s affirmative obligation to notify the Company in writing if the e-mail address of the Purchaser or any authorized representative of the Purchaser changes. The Purchaser will receive an e-mail notification when a new document is posted to the Platform and the Purchaser will be required to login with its e-mail address and a unique password. In order to access, view, print and save documents, the Purchaser must have access to the internet and software that enables it to view a PDF document.

3. Duration of Consent. This consent will be valid until it is revoked. The Purchaser may withdraw its consent to electronic delivery of Form 1099-DIV or any other Documents and to its consent provided in clauses (i) and (ii) of Section 2(u)(1) at any time in writing, delivered in person, by emailing the Manager and Company at investments@yieldstreet.com or by contacting us through the Platform. Upon such revocation of consent, the Company shall provide communications relating to the Shares, including the Documents, to the Purchaser in paper form. The Purchaser acknowledges that a withdrawal of consent will not apply to any Form 1099-DIV or any other Document that was furnished electronically before the date on which such notice of withdrawal of consent takes effect. The Company will confirm to the Purchaser in writing (either electronically or on paper) the receipt of any such withdrawal of consent and the date on which it takes effect.

4. Costs and Risks of Electronic Delivery. The Company, the Manager and their affiliates will not be liable for any interception of Documents. Purchasers should note that no additional charge for electronic delivery will be assessed, but the Purchaser may incur charges from its internet service provider or other internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

5. Electronic Delivery of Form 1099-DIV.

(a)     The Purchaser acknowledges and agrees that by consenting to electronic delivery of Documents above, the Purchaser has affirmatively consented to receive Form 1099-DIV, which are used by the Company to report information to the Purchaser about distributions relating to the Shares, exclusively in electronic format. The Purchaser will receive Form 1099-DIVs on paper until the Purchaser demonstrates that it can access the Form 1099-DIV in PDF format. Demonstration may be made in any reasonable manner.

(b)      The Purchaser agrees to notify the Company promptly in writing of any change in the Purchaser’s contact information. Such notification may be accomplished in the same manner as set forth in Section 2(v)(3) with respect to notification of withdrawal or restriction of consent. The Company agrees to notify the Purchaser promptly of any change in the Company’s contact information.

(c)      REQUIRED DISCLOSURES: The Purchaser acknowledges and agrees that:

(i)       Form 1099-DIVs will be furnished on paper if the Purchaser does not consent to receive them electronically;

(ii)      the consent to receive Form 1099-DIVs electronically will remain effective until such consent is withdrawn in the manner set forth in Section 2(v)(3);

(iii)     following consent, the Purchaser may obtain a paper copy of a Form 1099-DIV by notifying the Company, in writing;

(iv)    any request to obtain a paper copy of a Form 1099-DIV will not be treated as a withdrawal of consent to receive Form 1099-DIVs electronically;

(v)     following consent, to access, print and retain Form 1099-DIVs the Purchaser will need a computer, internet access, a valid e-mail address, access to a printer, and the ability to download and install PDF reader software;

(vi)    each Form 1099-DIV (or amended Form 1099-DIV) will be retained on the Platform for a period of at least 12 months following the end of the Company’s tax year to which the Form 1099-DIV relates, or six months after the date of issuance of the Form 1099-DIV (or amended Form 1099-DIV), whichever is later;

(vii)   the Company may be required to print and attach its Form 1099-DIVs to a federal, state or local income tax return; and

(viii)  the Company will cease providing the Purchaser with Form 1099-DIVs, whether by electronic means or otherwise, for any taxable year of the Company following the last taxable year during which the Purchaser was a member for tax purposes.

The Purchaser may access a copy of these REQUIRED DISCLOSURES by contacting the Company.

(v)	None of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (each referred to as a “Disqualification Event”) is applicable to Purchaser, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Purchaser shall notify the Manager promptly in writing in the event a Disqualification Event becomes applicable to Purchaser.

(w)	Purchaser acknowledges that Company and Manager are relying on the representations, warranties, agreements and acknowledgements made by Purchaser to Company and Manager in this Subscription Agreement as well as any other representations or warranties contained in any other writing or electronic submission delivered in connection with this subscription (whether on the Platform or otherwise), which Purchaser represents are true and correct on and as of the date of execution of this Subscription Agreement and on and as of the date of the sale of the Shares to Purchaser as if made on and as of such date and shall survive the execution of this Subscription Agreement and Purchaser’s admission to the Company as a member.

3.            Purchaser Suitability Standards. The Company intends to sell Shares in the Company only to investors that are each (i) Accredited Investors, or (ii) any other investors, so long as their investment in Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets (for non-natural persons).

By executing this Subscription Agreement, the Purchaser represents to the Company that it either:

a.	qualifies as an Accredited Investor by meeting one of the following conditions:

(i) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

(iii) Any organization described in section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (excluding the value of such person’s primary residence);

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of the Code;

(viii) Any entity in which all of the equity owners are Accredited Investors;

(ix) Any entity, of a type not listed in subsection (i), (ii), (iii), (vii) or (viii), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

(x) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi) Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(xii) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (1) with assets under management in excess of $5,000,000, (2) that is not formed for the specific purpose of acquiring the securities offered, and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xiii) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in paragraph (xii) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (xiii)(3); or

b.	that the Purchaser’s Subscription Commitment does not represent more than ten percent (10%) of the greater of Purchaser’s annual income or net worth (if the Purchaser is a natural person), or 10% of the greater of Purchaser’s annual revenue or net assets (if Purchaser is a non-natural person).

4.            INDEMNIFICATION. The Purchaser will indemnify and hold harmless (i) the Company and the Manager, (ii) each director, manager, trustee, officer, equity holder, employee, agent, legal counsel, affiliate and representative of each of the foregoing; and (iii) successors and assigns of each of the foregoing (each of these persons and entities, an “Indemnified Person”) against any losses, claims, suits, damages, awards, judgments, settlements, costs, expenses or liabilities (including attorneys, accountants and advisors fees and expenses) to which any of them may become subject arising out of or based upon (i) any false representation or warranty, or any breach of or failure to comply with any covenant or agreement, made by the Purchaser in this Subscription Agreement or in any other document furnished by Purchaser or its representatives to the Company or to the Manager in connection with the offering or subscription of the Shares (whether through the Platform or otherwise), (ii) any disposition by the Purchaser of any Shares in violation of this Subscription Agreement or the Operating Agreement or any applicable law or (iii) any fraud, gross negligence, willful misconduct, bad faith or unlawful activity by or on behalf of the Purchaser affecting any Indemnified Person. The Purchaser will reimburse each Indemnified Person for their legal and other expenses (including the cost of any investigating, preparing or defending any such loss or threatened loss), as and when they are incurred, in connection with any action, proceeding or investigation arising out of or based upon the foregoing. Purchaser’s indemnity and reimbursement obligations under this Section shall survive Purchaser’s admission to the Company as a member and shall be in addition to any liability which Purchaser may otherwise have (including, without limitation, liability under the Operating Agreement), and shall be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of each Indemnified Person.

5.            MISCELLANEOUS.

(a)  Power of Attorney. By executing this Subscription Agreement, the Purchaser irrevocably appoints the Manager and each officer of the Company, and the liquidating trustee, if any, for the Company acting in such capacity (each such person is referred to as the “Attorney”), as the Purchaser’s lawful agent and attorney-in-fact, with full power of substitution, and with full power and authority to act in the Purchaser’s name, place and stead, and on the Purchaser’s behalf, to make, execute, deliver, swear to, acknowledge, file and record (i) the Operating Agreement on the date the Purchaser is admitted as a member of the Company; (ii) all certificates and other instruments deemed necessary by the Manager or any liquidating trustee to carry out the provisions of the Operating Agreement, or applicable law, or to permit the Company to be treated as a “partnership” for federal income tax purposes and to provide limited liability to the members in each jurisdiction in which the Company may be doing business; (iii) all conveyances and other instruments or documents deemed necessary by the Manager or any liquidating trustee to effect the dissolution or termination of the Company, including a Certificate of Cancellation; (iv) all other agreements and instruments deemed necessary by the Manager to consummate any investment pursuant to the Operating Agreement; (v) any certificate of fictitious name, if required by law, for the Company; (vi) all instruments or documents required to effect a transfer of Shares; and (vii) such other certificates or instruments as may be required under the laws of the State of Delaware or any other jurisdiction, or by any regulatory agency, as the Manager or any liquidating trustee may deem necessary or advisable. The power of attorney granted hereby (x) is coupled with an interest, shall be irrevocable and shall survive and not be affected by the subsequent death, disability, incapacity, dissolution, termination or bankruptcy of the Purchaser; (y) may be exercised by the Attorney, either by signing separately as attorney-in-fact for the Purchaser or by a single signature of the Attorney, acting as attorney-in-fact for all Purchasers in the Company; and (z) shall survive the assignment by the Purchaser of the whole or any fraction of the Purchaser’s Shares, except that, where the assignee of the whole of Purchaser’s Shares in the Company has been approved by the Manager for admission to the Company as a substituted member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Attorney to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

(b) Successors; Non-Assignability. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. If the Purchaser constitutes more than one person, the obligations of the Purchaser shall be joint and several, and the agreement, representations, warranties and acknowledgments contained in this Subscription Agreement shall be deemed to be made by and be binding upon each such persons and their successors and assigns. This Subscription Agreement is not transferable or assignable by the Purchaser.

(c)  Entire Agreement; Amendment. This Subscription Agreement and the Operating Agreement, and the other agreements and documents referred to herein or in the Operating Agreement contain the entire agreement of the parties, and there are no representations, covenants or other agreements (written or oral) except as stated or referred to herein and in such other agreements or documents. This Subscription Agreement may only be amended by written agreement between the Company and Purchaser.

(d)  Severability. Any term or provision of this Subscription Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability only as to such jurisdiction, without rendering invalid or unenforceable the remaining terms or provisions of this Subscription Agreement or affecting the validity or enforceability of any of the terms or provisions of this Subscription Agreement in any other jurisdiction.

(e) Governing Law; Jurisdiction; Waiver of Jury Trial. The parties agree that this Subscription Agreement and all disputes, claims or controversies arising out of this Subscription Agreement (whether sounding in contract, tort or otherwise) or the negotiation, validity, or performance hereof or the transactions contemplated hereby, shall be governed by and construed in all respects in accordance with the laws of the State of Delaware without regard to any principles of conflict of laws of such State or of any other jurisdiction that would permit or require the application of the laws of any other jurisdiction. The parties further: (a) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the State of New York, (b) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the State of New York in any such suit, action or proceeding. EACH PARTY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Electronic Signature. This Subscription Agreement is hereby executed and delivered in counterparts by electronic signature with the same effect as if the parties executing the counterparts had all executed one counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., clicking “I agree” or use of www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party consents and agrees that its electronic signature meets the requirements of an original signature as if actually signed by such party in writing. Further, each party agrees that no certification authority or other third-party verification is necessary to the enforceability of its signature. No party hereto may raise the use of an electronic signature as a defense to the enforcement of this Subscription Agreement or any amendment or other document executed in compliance with this Section.

[Signature Pages to Subscription Agreement on Following Pages]

Subscription Agreement Signature Page

(To Be Completed by the Purchaser)

By signing below, I am subscribing for Shares in the Company in the aggregate purchase amount of $__________.

I hereby acknowledge and agree as follows:

I am either (i) an Accredited Investor, or (ii) (1) for natural persons, my Subscription Commitment does not represent more than 10% of the greater of my annual income or net worth, or (2) for non-natural persons, my Subscription Commitment does not represent more than 10% of the greater of my annual revenue or net assets.

I have read and agree to the terms of the Subscription Agreement and the Operating Agreement.

I have read and understood the Offering Circular, including without limitation, all risk factors and conflicts of interest set forth therein.

By my signature below, I hereby execute the Subscription Agreement, certify that I have read and agree to the Terms of Service and Privacy Policy and that all foregoing information is accurate and truthful.

Date: __________

Investor: __________

Signature: __________

Signed by: __________

This document was electronically signed by: __________

Subscription Agreement Manager Acceptance Page

(To Be Completed by the Manager)

By its execution and delivery of this Manager Acceptance Page, the Manager hereby accepts the foregoing subscription on the terms set forth in the Subscription Agreement on behalf of the Company for the purchase price of the Shares equal to the Subscription Commitment elected by the Purchaser when the Purchaser electronically executes this Subscription Agreement on the Platform, and by such acceptance admits the Purchaser as a member, and binds the Company and the Purchaser to the terms of the Operating Agreement and the Subscription Agreement. This subscription is effective as of the applicable “Dated Admitted” set forth on Exhibit A to the Operating Agreement.

YS RE RAF I LLC

By: YieldStreet Management, LLC
Its: Manager

By:
Name: Michael Weisz
Title: President

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